EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia, Media Contact

             (212) 299-2439

Keil Decker, Investor Contact

(212) 299-2209

NYMEX HOLDINGS DECLARES QUARTERLY DIVIDEND

New York, N.Y., August 1, 2007 -- NYMEX Holdings, Inc.(NYSE:NMX), the parent company of the New York Mercantile Exchange, Inc., today declared a quarterly dividend of 10 cents per share to shareholders of record as of September 4, 2007, payable on September 28, 2007.

NYMEX Holdings became a publicly traded company on November 17, 2006.

The New York Mercantile Exchange is the world's largest physical commodities exchange, offering futures and options trading in energy and metals contracts and clearing services for more than 320 off-exchange energy contracts.

Through a hybrid model of open outcry floor trading and electronic trading on CME Globex® and NYMEX ClearPort®, NYMEX offers crude oil, petroleum products, natural gas, coal, electricity, gold, silver, copper, aluminum, platinum group metals, emissions, and soft commodities contracts for trading and clearing virtually 24 hours each day.

For more information, visit the NYMEX website at www.nymex.com.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements. In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.